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                                                                     Exhibit 5.1

              [Letterhead of Paul, Hastings, Janofsky & Walker LLP]

April 28, 2005


Citi Trends, Inc.
102 Fahm Street
Savannah, GA 31401

Re: Citi Trends, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

         We have acted as counsel to Citi Trends, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of the Registration Statement on Form S-1 (File No. 333-123028) of the Company (the "Registration Statement") relating to the proposed offer and sale (the "Offering") of up to an aggregate of 3,850,000 shares of the Company's common stock, par value $.01 per share, by the Company and certain stockholders of the Company (the "Selling Stockholders", and such shares of Common Stock, including up to 577,500 shares that may be sold by the Company upon exercise of the underwriters' over-allotment option and any additional shares that may be registered in accordance with Rule 462(b) under the Securities Act, the "Shares") pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into among the Company, the Selling Stockholders and the several underwriters named therein. We refer to the Shares to be issued and sold by the Company pursuant to the Underwriting Agreement as the "Company Shares" and to the Shares to be sold by the Selling Stockholders pursuant to the Underwriting Agreement as the "Stockholder Shares".

         In connection with this opinion, we have examined originals or copies of such documents, resolutions, certificates and instruments of the Company as we have deemed necessary to form a basis for the opinions hereinafter expressed. In addition, we have reviewed certificates of public officials, statutes, records and such other instruments and documents and have made such investigations of law as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of the foregoing, we have assumed, without independent investigation, (i) the genuineness of all signatures and the authority of all persons or entities signing all documents examined by us, (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of
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Citi Trends, Inc.
April 28, 2005
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all documents submitted to us as certified, conformed or photostatic copies and
(iii) the authenticity of the originals of such latter documents. With regard to certain factual matters, we have relied, without independent investigation or verification, upon, and assumed the accuracy and completeness of, statements and representations of representatives of the Company. We have also assumed that the Company Shares will be sold for a price per share not less than the par value per share of the Common Stock, and that the Shares will be issued and sold as described in the Registration Statement and the Underwriting Agreement.

         Based upon and subject to the foregoing, we are of the opinion that:

                  1. The Company Shares have been duly authorized, and when issued, delivered and paid for in the manner set forth in the Registration Statement and pursuant to the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

                  2. The Stockholder Shares have been duly authorized and are validly issued, fully paid and nonassessable.

         We are members of the Bar of the State of New York, and accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning the laws of any jurisdiction other than laws of the State of New York and the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and the reported cases interpreting those laws, as currently in effect.

         This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

         We consent to the use of this opinion as an exhibit to the Registration Statement, to the reference to our firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Securities Act relating to the Offering. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the
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Citi Trends, Inc.
April 28, 2005
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matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this letter.

                                       Very truly yours,

                                       /s/ Paul, Hastings, Janofsky & Walker LLP